UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2016
____________________
SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35186 (Commission File Number)	38-1747023 (IRS Employer Identification Number)

2800 Executive Way
Miramar, Florida 33025
(Address of principal executive offices, including Zip Code)

(954) 447-7920
(Registrant's telephone number, including area code)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 4, 2016, B. Ben Baldanza resigned as President and Chief Executive Officer of Spirit Airlines, Inc. (the “Company) and from the Company’s Board of Directors (“Board”). Also on January 4, 2016, the Board appointed Robert L. Fornaro as President and Chief Executive Officer, and Mr. Fornaro resigned his position as a member of the Board’s Compensation Committee. Mr. Fornaro will remain a member of the Board. A copy of the Company’s press release of January 5, 2016 is attached as Exhibit 99.1.

Mr. Fornaro, age 62, has served on the Board since May 2014. Prior to his appointment as CEO of Spirit he served as President of Parkview Partners LLC, an Orlando-based transportation and travel industry advisory firm.  Mr. Fornaro retired as Chairman, CEO and President of AirTran Holdings, Inc., and its subsidiary, AirTran Airways in May 2011, following the acquisition of AirTran Holdings by Southwest Airlines Co. Mr. Fornaro joined AirTran in March 1999 as President and Chief Financial Officer, was named Chief Operating Officer and elected to the board of directors in 2001, and became Chief Executive Officer in 2007.

Fornaro Employment Agreement

The Company and Mr. Fornaro have entered into an Employment Agreement (the “Employment Agreement”), dated as of January 4, 2016. The Employment Agreement has a three-year fixed term (the “Employment Period”), ending on December 31, 2018. Under the Employment Agreement, Mr. Fornaro is entitled to receive an annual base salary of $550,000, which amount may be increased, but not decreased, at the discretion of the Board. Mr. Fornaro will also receive a sign-on bonus of $30,000. Mr. Fornaro’s target annual short term incentive (STI) cash bonus is set at 100% of base salary, but may not exceed 200% of base salary. Actual payout of any STI bonus with respect to a given year is based on performance measured against an annual STI plan approved by the Compensation Committee of the Board, in its discretion, for that year.

Mr. Fornaro is entitled to participate in Company employee benefit plans on the same basis as all other employees, except he will not be eligible for benefits under the Company’s Executive Severance Plan. If the Company terminates Mr. Fornaro’s employment without Cause (as defined in the Employment Agreement), or if a qualifying change in control occurs and Mr. Fornaro terminates his employment for Good Reason (as defined in the Employment Agreement) within 180 days following such change in control, prior to December 31, 2018, then Mr. Fornaro will be entitled to receive (i) base salary from the date of such termination through December 31, 2018, (ii) Company-paid COBRA coverage and, if eligibility for COBRA benefits lapses, health insurance benefits reasonably consistent with Company coverage until the age of 65, and (iii) a lifetime travel pass on the Company’s flights, covering Mr. Fornaro, his spouse and dependents, in each case subject to Mr. Fornaro’s execution and delivery to the Company of a general release of claims. Mr. Fornaro is not entitled to severance upon expiration of the Employment Period on December 31, 2018.

Also on January 4, 2016, Mr. Fornaro received an award of (i) 70,188 restricted stock units (“RSUs”), which subject to continued employment will vest and settle in shares of common stock of the Company 25% on December 31, 2016, 25% on December 31, 2017 and 50% on December 31, 2018, and (ii) 70,188 performance share units (“PSUs”) each representing the right to receive a number of shares of common stock of the Company, ranging from zero to two hundred percent of such shares depending on the Company’s total shareholder return ranking in a peer group of other publicly traded U.S.-based airlines during the three-year period from January 1, 2016 to December 31, 2018, subject to Mr. Fornaro’s continued employment. The Employment Agreement states that Mr. Fornaro will not be eligible for annual equity awards during the Employment Period.

Under the Employment Agreement, Mr. Fornaro is restricted from involvement in any business competing with the Company’s business until December 31, 2019 (and for so long thereafter as he may be entitled to receive severance payments from the Company). The Employment Agreement also contains customary covenants relating to non-disclosure of Company confidential information and Company ownership of intellectual property and work product.

Effective January 5, 2016, Mr. Fornaro resigned as Chair of the Board’s Safety, Security and Operations Committee, although he remains a member of that Committee.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to its text, which will be filed as an exhibit to the Company’s next report on Form 10-K. Interested parties should read that document in its entirety.

Baldanza Separation Agreement and Release of Claims

The Company and Mr. Baldanza have entered into a Separation Agreement and Release of Claims, dated as of January 4, 2016 (the “Agreement and Release”), under which Mr. Baldanza relinquishes all positions and appointments with the Company and its affiliates, including as a member of the Board, except that Mr. Baldanza agreed to provide transitional services as may be requested from time to time by the Company’s chief executive officer or the Board, for a period of one year.

Under the Agreement and Release, and in consideration for Mr. Baldanza’s agreement to provide transitional services and to execute and deliver a general release (the “Release”) in the form attached to the Agreement and Release, Mr. Baldanza is entitled to receive severance benefits as provided in his Employment Agreement, dated as of January 8, 2014 (the “2014 Agreement”) which include (i) severance payments in equal installments over 24 months equal to $1,000,000 (two times his current annual base salary of $500,000), less applicable taxes, (ii) any cash STI payment with respect to 2015 he may be entitled to receive, pursuant to the 2015 STI plan, at the time STI payments, if any, are made to other senior executives of the Company, (iii) Company-paid COBRA coverage and, once eligibility for COBRA benefits lapses, health insurance benefits reasonably consistent with Company coverage until the age of 65, provided that such coverage shall cease if and when Mr. Baldanza accepts other employment providing reasonably consistent health benefits, and (iv) a lifetime travel pass on the Company’s flights, covering Mr. Baldanza, his spouse and dependents. In addition, approximately 28,481 RSUs and 2,480 shares of restricted stock that are scheduled to vest on or prior to December 31, 2016 shall continue to remain outstanding and shall vest on their applicable vesting dates, and any equity awards scheduled to vest after December 31, 2016 shall be forfeited and be cancelled. The foregoing benefits are all subject to execution and delivery of the Release by Mr. Baldanza and to his compliance with the other covenants in the Agreement and Release. These continuing covenants include a two-year non-compete and non-solicitation obligation, restrictions on use and disclosure of Company confidential information, and Company ownership of intellectual property and work product.

The foregoing summary of the Agreement and Release does not purport to be complete and is qualified in its entirety by reference to its text, which will be filed as an exhibit to the Company’s next report on Form 10-k. Interested parties should read that document in its entirety.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Press Release Regarding Spirit Airlines' Appointment of Board Member Robert L. Fornaro as President and Chief Executive Officer, Succeeding Ben Baldanza

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2016	SPIRIT AIRLINES, INC.

By: /s/ Thomas Canfield
Name: Thomas Canfield
Title: Senior Vice President and General
Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Regarding Spirit Airlines' Appointment of Board Member Robert L. Fornaro as President and Chief Executive Officer, Succeeding Ben Baldanza